CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (N0. 333-284570) of John Hancock Premium Dividend Fund of our report dated December 11, 2025, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

Boston, Massachusetts

December 11, 2025